Exhibit 10.4

The Gorman-Rupp Company 2024 Omnibus Incentive Plan

Director Restricted Stock Agreement

THIS DIRECTOR RESTRICTED STOCK AGREEMENT (the “Agreement”), effective as of ________, 20__ (the “Grant Date”), is between The Gorman-Rupp Company, an Ohio corporation (the “Company”), and [NAME] (the “Grantee”).

1. Grant of Restricted Stock. The Company hereby grants to the Grantee [NUMBER] shares of Restricted Stock, subject to the terms of this Agreement (the “Restricted Stock Award”) . Each share of Restricted Stock is one common share, without par value, of the Company (each a “Restricted Share”). The Grantee shall not have any of the rights of a shareholder with respect to any Shares underlying the Restricted Shares, including the right to vote or receive dividends, unless and until the restrictions on the Restricted Shares set forth in this Agreement have lapsed.

2. Subject to the Plan. This Agreement is subject to the provisions of the Company’s 2024 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), and, unless defined herein or the context requires otherwise, terms used herein as defined terms shall have the same meanings as in the Plan. Except as expressly set forth herein, in the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.

3. Vesting. The Restricted Shares shall become fully vested and nonforfeitable on the date immediately preceding the annual meeting of the Company’s shareholders that occurs in the calendar year following the Grant Date (the “Vesting Date”), subject to the Grantee’s continuous service as a member of the Board of Directors of the Company until such Vesting Date, except as otherwise provided in Sections 4 and 5 of this Agreement.

4. Termination of Service

(a) General Rule. Except as otherwise provided in this Section 4, in the event of termination of the Grantee’s service to the Company prior to the Vesting Date for any reason other than death or Disability, all of the Restricted Shares shall be immediately forfeited.

(b) Death or Disability. In the event of the Grantee’s death or Disability prior to the Vesting Date, notwithstanding anything contained in this Agreement to the contrary, the Grantee shall immediately vest in the Restricted Shares, subject to a pro rata reduction equal to the result of multiplying (x) the Restricted Shares by (y) a fraction, the numerator of which is the number of whole months of service since the Grant Date to the date of the Grantee’s death or Disability, and the denominator of which is twelve (12).

5. Change in Control

In the event of a Change in Control, the Restricted Shares will be treated in accordance with Sections 11.1 or 11.2 (as applicable) of the Plan.

6. Rights as Shareholder. Neither the Grantee nor any person claiming beneficial ownership of the Restricted Shares under or through the Grantee will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until the Restricted Shares fully vest and become nonforfeitable and certificates representing such Shares (which may be in book entry form) have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Grantee will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

7. Securities Laws/Legend on Certificates. The issuance and delivery of the Restricted Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of Restricted Shares under the Plan is not required to be registered under any applicable securities laws, the Grantee shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants, as reasonably requested by the Company, which satisfies such requirements. Any certificates representing the Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8. Beneficiary. In the event of the Grantee’s death prior to the Vesting Date, the Restricted Shares shall be transferred to the last beneficiary designated in writing on a Beneficiary Designation Form (substantially in the form attached as Attachment A hereto) that is received by the Company prior to the Grantee’s death or, if no designated beneficiary survives the Grantee, such transfer shall be made to the Grantee’s estate.

9. Non-transferability. Except as otherwise permitted under the Plan and/or Section 8 of this Agreement, neither this Agreement nor the Restricted Shares shall be assignable or transferable by the Grantee or by the Company (other than to successors of the Company or as a result of a sale of substantially all of the Company’s assets) and no Restricted Shares granted under this Agreement, or any rights therein, shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, lien, attachment, garnishment, debt or other charge or disposition of any kind unless and until such the restrictions on such Restricted Shares fully lapse as provided in this Agreement.

10. Withholding. The Company has no obligation to withhold or pay any federal, state or local taxes in connection with issuance or the vesting of the Restricted Shares. The Company will report the vesting or payment of the Restricted Stock Award as ordinary income to the Grantee to the appropriate tax authorities, and the Grantee shall be responsible for the payment of any taxes required by law.

11. Notices. All notices required or permitted under this Agreement shall be in writing and shall be delivered personally or by mailing by registered or certified mail, postage prepaid or by delivering via overnight courier using an express delivery service, to the other party. Notice by mail shall be deemed delivered at the time and on the date the same is postmarked.

Notices to the Company should be addressed to:

The Gorman-Rupp Company

P. O. Box 1217

Mansfield, Ohio 44901-1217

Attention: Chief Financial Officer

With a copy to:

The Gorman-Rupp Company

P. O. Box 1217

Mansfield, Ohio 44901-1217

Attention: General Counsel

Notices to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the Company’s records. The Company or the Grantee may by writing to the other party, designate a different address for notices. If the receiving party consents in advance, notices may be transmitted and received via email provided that a copy is sent by U.S. mail on the same day. Such notices shall be deemed delivered when received.

12. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Grantee and the successors and assigns of the Company.

14. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio, other than its conflict of laws principles. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Entire Agreement; Modification. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and may not be modified except as provided in the Plan or in a written document executed by both parties.

16. Compliance with Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. In addition, and notwithstanding anything to the contrary in this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the Grantee’s consent, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Restricted Stock Award. Notwithstanding anything in this Agreement to the contrary, in the event this Restricted Stock Award constitutes “deferred compensation” under Section 409A and the Grantee is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount shall be made upon a “separation from service” (as defined in Section 409A) before a date that is six months following the date of such Grantee’s “separation from service” or, if earlier, the date of the Grantee’s death. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code. For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

17. Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

18. Fractional Shares. To the extent there are any fractional Shares owed under this Agreement to the Grantee, such fractional shares shall be cancelled.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Grantee, effective as of the date on the first page of this Agreement.

THE GORMAN-RUPP COMPANY

By:

Name:

Title:

GRANTEE

[NAME]

ATTACHMENT A